Exhibit 99.1
Edgio Reports Third Quarter 2022 Financial Results

Third quarter revenue of $121.2 million, up 119% year over year

GAAP Gross margin of 30.5%, increased 180 basis points year over year

Record Applications bookings with momentum continuing into 4Q22

Pipeline growth of 75% since the beginning of the year

Capital expenditure of $2.2 million or 1.8% of revenue, a six-year low

Phoenix, Arizona, November 09, 2022 – Edgio, Inc. (Nasdaq: EGIO), the platform of choice to power unmatched speed, security and simplicity at the edge, today reported financial results for the third quarter ended September 30, 2022.

“Across the organization, we are realizing the benefits of the transformational Edgecast acquisition. We had the first-ever eight figure TCV win in Applications solutions and replaced a major competitor at one of the largest fintech companies in the world. Our unique ability to seamlessly integrate scale-enabled performance, security and programmability at the edge are being recognized by some of the most savvy technology companies in the world," said Bob Lyons, President and Chief Executive Officer. “Our growing pipeline includes major global brands that understand the demonstrative value in our solutions, with many in active proof of concept. We expect this momentum to continue into the fourth quarter, driven by our Security solutions.”

Third Quarter Business Highlights:

•Sales pipeline grew 75% from the beginning of the year, with the Applications pipeline growing much faster.
•3Q22 was the highest bookings quarter for Edgio’s Applications solutions, and we expect continued momentum into 4Q22.
•The company has implemented more than $20 million of planned synergies on a run rate basis, well ahead of schedule.
•CyberSec Asia recognized Edgio as a Rising Star in security for the impact our WAAP product suite had in customers’ organizations.
•Stephen Cumming joined as Edgio’s CFO, bringing almost 30 years of experience leading technology companies through strategic, operational and financial transformations.
•Three new Board members were appointed - Dianne Ledingham, Sr. Partner at Bain & Company, and Reed Rayman and E-Fei Wang from Apollo Global - to strengthen our strategic leadership with strategic, operational and financial prowess.

Exhibit 99.1
Third Quarter Financial highlights:

Revenue

•Revenue of $121.2 million, an expansion of 119% from the previous year, and 63% quarter over quarter

•This includes the first full quarter of revenue from Edgecast.

Gross margin

•GAAP gross margin was 30.5%, up 180 basis points year over year and 40 basis points quarter over quarter.

•Sequential expansion in gross margin was primarily due to an increase in capacity utilization and realization of synergies.

Operating expenses

•GAAP operating expenses, including share-based compensation of $8.4 million, restructuring charges of $4.1 million and acquisition- and legal-related expenses of $7.9 million, were 63.4% of revenue versus 75.2% in the second quarter of 2022 due to the inclusion of a full quarter of Edgecast.

•Sequentially, our total operating expenses increased primarily due to headcount from Edgecast.

Adjusted EBITDA

•Adjusted EBITDA for the quarter was a loss of $3.2 million, compared to a loss of $0.4 million in the second quarter of 2022, primarily due to the increased operating expenses from Edgecast.

Capital Expenditure

•Capital Expenditure during the quarter was $2.2 million, or 1.8% of revenue and year-to-date was $20.5 million or 8.1% of revenue.

•As a percent of revenue, capital expenditure was at a six-year low as a result of existing excess capacity and higher revenue contribution from software solutions that have lower capital requirements.

Cash, Cash Equivalents and Marketable Securities

•Cash, cash equivalents and marketable securities was $70.8 million for the third quarter ended September 30, 2022, compared to $77.3 million for the second quarter ended June 30, 2022 and $79.3 million for the fourth quarter ended December 31, 2021.

•Cash flow used in operations during the quarter was $2.4 million and year-to-date $21.8 million.

Exhibit 99.1
Updating 2022 Guidance:

“We remain bullish on Edgio’s transformation and in our ability to drive long-term value creation for our shareholders. The current macro environment has made us more cautious in the near term and we anticipate companies will delay or defer capital spending in the fourth quarter. This could impact our ISP deployments which depend on capital investments from these clients. Additionally, while we are progressing well on the integration of our Edgecast acquisition, we have seen some churn across a group of smaller customers. This is not unusual during an acquisition of this magnitude,” said Stephen Cumming, Chief Financial Officer. “Both of these are temporal in nature and we have already taken steps to address them. With this backdrop, we expect a more measured top line in Q4. Given our clear line of sight to where further synergies and efficiencies are available to us, we will prioritize improving our gross margin, Adjusted EBITDA and cash flow as we complete the integration of Edgecast.”

For 4Q22, we are expecting:

•Revenue between $109 million and $114 million.

•Adjusted EBITDA range of a loss of $8 million to a loss of $6 million, implying adjusted EBITDA margin between -7.5% and -5.5%.

•Capital expenditure between $2 million and $3.5 million, implying 2% and 3% of revenue.

Exhibit 99.1
Financial Tables
Edgio, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2022	June 30, 2022	December 31, 2021
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$59,306	$55,175	$41,918
Marketable securities	11,444	22,158	37,367
Accounts receivable, net	122,397	108,445	42,217
Income taxes receivable	59	58	61
Prepaid expenses and other current assets	28,775	32,107	13,036
Total current assets	221,981	217,943	134,599
Property and equipment, net	91,670	106,059	33,622
Operating lease right of use assets	6,680	7,124	6,338
Marketable securities, less current portion	40	40	40
Deferred income taxes	2,745	2,866	1,893
Goodwill	171,065	163,489	114,511
Intangible assets, net	67,738	72,655	14,613
Other assets	7,780	7,334	5,485
Total assets	$569,699	$577,510	$311,101
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,755	$19,800	$11,631
Deferred revenue	6,357	4,790	3,266
Operating lease liability obligations	4,396	4,755	1,861
Income taxes payable	433	262	873
Other current liabilities	86,754	75,391	19,292
Total current liabilities	137,695	104,998	36,923
Convertible senior notes, net	122,416	122,202	121,782
Operating lease liability obligations, less current portion	10,511	11,352	9,616
Deferred income taxes	95	100	308
Deferred revenue, less current portion	2,938	1,530	116
Other long-term liabilities	710	716	777
Total liabilities	274,365	240,898	169,522
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 221,583, 219,706 and 134,337 shares issued and outstanding at September 30, 2022, June 30, 2022, and December 31, 2021, respectively	222	220	134
Common stock contingent consideration	16,300	16,900	—
Additional paid-in capital	797,508	793,522	576,807
Accumulated other comprehensive loss	(13,462)	(11,413)	(8,345)
Accumulated deficit	(505,234)	(462,617)	(427,017)
Total stockholders’ equity	295,334	336,612	141,579
Total liabilities and stockholders’ equity	$569,699	$577,510	$311,101

Exhibit 99.1
Edgio, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Nine Months Ended
	Sept 30,	June 30,	Percent	Sept 30,	Percent	Sept 30,	Sept 30,	Percent
	2022	2022	Change	2021	Change	2022	2021	Change
Revenue	$121,156	$74,312	63%	$55,202	119%	$253,426	$154,745	64%
Cost of revenue:
Cost of services (1)	74,421	46,088	61%	33,687	121%	155,578	99,708	56%
Depreciation — network	9,841	5,903	67%	5,685	73%	20,833	17,293	20%
Total cost of revenue	84,262	51,991	62%	39,372	114%	176,411	117,001	51%
Gross profit	36,894	22,321	65%	15,830	133%	77,015	37,744	104%
Gross profit percentage	30.5%	30.0%		28.7%		30.4%	24.4%
Operating expenses:
General and administrative (1)	22,198	26,927	(18)%	10,532	111%	64,958	30,944	110%
Sales and marketing (1)	14,428	10,946	32%	5,987	141%	33,001	21,619	53%
Research and development (1)	30,173	12,161	148%	5,205	480%	51,911	16,520	214%
Depreciation and amortization	5,943	1,508	294%	730	714%	8,483	1,818	367%
Restructuring charges (1)	4,070	4,368	(7)%	1,770	130%	9,136	10,798	(15)%
Total operating expenses	76,812	55,910	37%	24,224	217%	167,489	81,699	105%
Operating loss	(39,918)	(33,589)	NM	(8,394)	NM	(90,474)	(43,955)	NM
Other income (expense):
Interest expense	(1,317)	(1,315)	NM	(1,308)	NM	(3,945)	(3,899)	NM
Interest income	140	33	NM	17	NM	200	104	NM
Other, net	(1,082)	(1,146)	NM	(209)	NM	(2,941)	(864)	NM
Total other expense	(2,259)	(2,428)	NM	(1,500)	NM	(6,686)	(4,659)	NM
Loss before income taxes	(42,177)	(36,017)	NM	(9,894)	NM	(97,160)	(48,614)	NM
Income tax expense (benefit)	440	(19,589)	NM	211	NM	(18,943)	718	NM
Net loss	$(42,617)	$(16,428)	NM	$(10,105)	NM	$(78,217)	$(49,332)	NM

Net loss per share:
Basic	$(0.19)	$(0.11)		$(0.08)		$(0.46)	$(0.39)
Diluted	$(0.19)	$(0.11)		$(0.08)		$(0.46)	$(0.39)

Weighted-average shares used in per share calculation:
Basic	220,194	151,776		126,791		169,166	125,710
Diluted	220,194	151,776		126,791		169,166	125,710

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1
Edgio, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2022	2022	2021	2022	2021
Share-based compensation:
Cost of services	$855	$326	$438	$1,589	$1,142
General and administrative	2,200	2,166	2,301	6,469	10,203
Sales and marketing	727	1,376	640	3,284	1,598
Research and development	4,571	3,423	662	11,314	1,647
Restructuring charges	—	—	(384)	—	1,887
Total share-based compensation	$8,353	$7,291	$3,657	$22,656	$16,477

Depreciation and amortization:
Network-related depreciation	$9,841	$5,903	$5,685	$20,833	$17,293
Other depreciation and amortization	1,026	336	409	1,608	1,497
Amortization of intangible assets	4,917	1,172	321	6,875	321
Total depreciation and amortization	$15,784	$7,411	$6,415	$29,316	$19,111

Net (decrease) increase in cash, cash equivalents and marketable securities:	$(6,583)	$15,407	$(43,750)	$(8,535)	$(47,937)

End of period statistics:
Approximate number of active clients	996	1,000	581	996	581

Number of employees and employee equivalents	1,256	1,317	529	1,256	529

Exhibit 99.1
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income (loss), EBITDA, and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that our management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of our overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss), adjusted to exclude share-based compensation, non-cash interest expense, restructuring charges, acquisition and legal related expenses, and amortization of intangible assets. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss), adjusted to exclude interest expense, interest and other (income) expense, income tax expense, and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude share-based compensation, restructuring charges, and acquisition and legal related expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations, and they also enable us to compare against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus. The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:
•Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•These measures do not reflect changes in, or cash requirements for, our working capital needs;
•Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;
•These measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
•These measures do not reflect income taxes or the cash requirements for any tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA, and Adjusted EBITDA do not reflect any cash requirements for such replacements;

Exhibit 99.1
•While share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•Other companies may calculate Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP financial results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA are calculated as follows for the periods presented in thousands.
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Item 10(e) of Regulation S-K, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Edgio, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30, 2022		June 30, 2022		September 30, 2021		September 30, 2022		September 30, 2021
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(42,617)	$(0.19)	$(16,428)	$(0.11)	$(10,105)	$(0.08)	$(78,217)	$(0.46)	$(49,332)	$(0.39)
Share-based compensation	8,353	0.04	7,291	0.05	4,041	0.03	22,656	0.13	10,026	0.08
Non-cash interest expense	214	—	211	—	204	—	634	—	604	—
Restructuring charges	4,070	0.02	4,368	0.03	1,770	0.01	9,136	0.05	15,625	0.12
Acquisition and legal related expenses	8,529	0.04	14,167	0.09	2,263	0.02	27,803	0.16	2,441	0.02
Amortization of intangible assets	4,917	0.02	1,172	0.01	321	—	6,875	0.04	321	—
Non-GAAP net (loss) income	$(16,534)	$(0.08)	$10,781	$0.07	$(1,506)	$(0.01)	$(11,113)	$(0.07)	$(20,315)	$(0.16)

Weighted-average shares used in per share calculation:		220,194		151,776		126,791		169,166		125,710

Exhibit 99.1
Edgio, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2022	2022	2021	2022	2021
U.S. GAAP net loss	$(42,617)	$(16,428)	$(10,105)	$(78,217)	$(49,332)
Depreciation and amortization	15,784	7,411	6,415	29,316	19,111
Interest expense	1,317	1,315	1,308	3,945	3,899
Interest and other (income) expense	942	1,113	192	2,741	760
Income tax expense (benefit)	440	(19,589)	211	(18,943)	718
EBITDA	$(24,134)	$(26,178)	$(1,979)	$(61,158)	$(24,844)
Share-based compensation	8,353	7,291	4,041	22,656	10,026
Restructuring charges	4,070	4,368	1,770	9,136	15,625
Acquisition and legal related expenses	8,529	14,167	2,263	27,803	2,441
Adjusted EBITDA	$(3,182)	$(352)	$6,095	$(1,563)	$3,248
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense (benefit), that may be incurred in the future.
Conference Call
At approximately 4:30 p.m. EDT (1:30 p.m. PDT) today, management will host a quarterly conference call for investors. Interested parties can access the call by dialing (844) 200-6205 from the United States or (929) 526-1599 internationally, with access code 256972. The conference call will also be audio cast live from www.edg.io and a replay will be available following the call from the Edgio website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income (loss), EBITDA, Adjusted EBITDA, capital expenditures, and our future prospects, areas of investment, and product launches. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing clients, unforeseen changes in our hiring patterns, adverse outcomes in litigation, experiencing expenses that exceed our expectations, and acquisition activities and contributions from acquired businesses. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.edgio.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of November 9, 2022, and we undertake no duty to update this information in light of new information or future events, unless required by law.

Exhibit 99.1
About Edgio
Edgio (NASDAQ: EGIO) provides unmatched speed, security, and simplicity at the edge through globally-scaled media and applications platforms. The world’s most innovative companies and online properties – from entertainment, technology, retail, and finance – rely on our technology and services to accelerate and defend their web applications, APIs, and content. As the world continues to move to the edge, Edgio is the platform of choice to power valuable business outcomes. To learn more, visit edg.io and follow us on Twitter, LinkedIn and Facebook.
Source: Edgio
CONTACT:
Edgio, Inc.
Investor relations: Sameet Sinha, 646-337-8909
ir@edg.io

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